To Our Shareholders and Employees:

     Just in case you missed the newspaper reports, below is a copy of the press release announcing first quarter earnings for 2001. Additionally, you probably noted in your proxy statement that we are in the process of launching the new SureWest(TM) name for our family of companies. Given its history, the Roseville Telephone Company name will not change.

     The SureWest(TM) name achieves three important goals for us. First, it assures that we can protect our intellectual property rights on a national basis. Second, it is an important part of our communications strategy that supports our image as a company with highly reliable, advanced communications services and best-in-class customer care. Customers can feel confident in a company with the name SureWest(TM). Finally, the SureWest(TM) name avoids the appearance of being limited geographically and this is consistent with our growth as a regional company.

     It was after careful consideration that the name SureWest(TM) was developed and we believe that it is an excellent choice in meeting our three goals and defining our identity going forward.





Thomas E. Doyle                             Brian H. Strom